                                                                    EXHIBIT 99.2


                   NIPSCO Industries, Inc. and Subsidiaries

                                     INDEX
                                                                                                     Page
                                                                                                     ----
Condensed Financial Information of NIPSCO Industries, Inc. and Subsidiaries.
   --Schedule I--Condensed Balance Sheet.............................................................  1
   --Schedule I--Condensed Statement of Income.......................................................  2
   --Schedule I--Condensed Statement of Cash Flows...................................................  3
   --Notes to Condensed Financial Statements.........................................................  4


                                                                    EXHIBIT 99.2


                   NIPSCO INDUSTRIES, INC. AND SUBSIDIARIES

                                  SCHEDULE I

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 BALANCE SHEET


                                                                                                       December 31,
                                                                                            ---------------------------------
                                                                                               1997                   1996
                                                                                            ---------------------------------
                                                                                                  (Dollars in Thousands)
                                          ASSETS
                                          ------
Property:
     Property in service.................................................................   $    2,625             $    2,620
     Construction work in progress.......................................................        5,147                     76
     Less: accumulated depreciation......................................................          713                    541
                                                                                            ----------             ----------
          Total property.................................................................        7,059                  2,155
                                                                                            ----------             ----------
     Investments (principally investments in wholly-owned subsidiaries)..................    1,407,789              1,097,173
                                                                                            ----------             ----------
Current Assets:
     Cash and cash equivalents...........................................................        6,172                    455
     Amounts receivable from subsidiaries................................................       85,056                 75,508
     Prepayments.........................................................................       21,971                  3,647
                                                                                            ----------             ----------
          Total current assets...........................................................      113,199                 79,610
                                                                                            ----------             ----------
Other (principally notes receivable from associated companies)...........................      323,672                303,373
                                                                                            ----------             ----------
                                                                                            $1,851,719             $1,482,311
                                                                                            ==========             ==========
                              CAPITALIZATION AND LIABILITIES
                              ------------------------------
Capitalization:
     Common shares.......................................................................   $  870,930               $870,930
     Additional paid-in capital..........................................................       89,768                 32,868
     Retained earnings...................................................................      667,790                591,370
     Less:  Treasury shares..............................................................      363,943                392,995
        Other............................................................................       (1,813)                 1,532
        Currency translation adjustment.................................................         1,570                    140
                                                                                             ----------             ----------
          Total capitalization...........................................................    1,264,788              1,100,501
                                                                                            ----------             ----------
Current Liabilities:
     Dividends declared on common and preferred stock....................................       29,535                 27,053
     Amounts payable to subsidiaries.....................................................       31,818                 30,340
     Other...............................................................................        2,589                  5,085
                                                                                            ----------             ----------
           Total current liabilities.....................................................       63,942                 62,478
                                                                                            ----------             ----------
Other (principally notes payable to associated companies)................................      522,989                319,332
                                                                                            ----------             ----------
Commitments and Contingencies (Note 3):
                                                                                            $1,851,719             $1,482,311
                                                                                            ==========             ==========

The accompanying notes to condensed financial statements are an integral part of this statement.

                                                                    EXHIBIT 99.2


                   NIPSCO INDUSTRIES, INC. AND SUBSIDIARIES

                                  SCHEDULE I

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                              STATEMENT OF INCOME

                                                                                   Year Ended December 31,
                                                                         ------------------------------------------
                                                                             1997           1996           1995
                                                                         ------------   ------------   ------------
Equity in net earnings of subsidiaries..............................     $    202,680   $    185,106   $    180,827
                                                                         ------------   ------------   ------------
Other income (deductions):
     Administrative and general expense.............................          (12,117)       (10,167)        (9,854)
     Interest income................................................           27,272         21,443         15,575
     Interest expense...............................................          (37,652)       (20,604)       (12,274)
     Other, net.....................................................             (143)         1,543           (663)
                                                                         ------------   ------------   ------------
                                                                              (22,640)        (7,785)        (7,216)
                                                                         ------------   ------------   ------------
Net income before income taxes......................................          180,040        177,321        173,611
Income taxes........................................................          (10,809)           587         (1,854)
                                                                         ------------   ------------   ------------
Net income..........................................................          190,849        176,734        175,465
Dividend requirements on preferred shares...........................               --            119          3,063
                                                                         ------------   ------------   ------------
Balance available for common shareholders...........................     $    190,849   $    176,615   $    172,402
                                                                         ============   ============   ============
Average common shares outstanding--basic*...........................      123,849,126    122,381,500    126,562,354

Basic earnings per average common share*............................     $       1.54   $       1.44   $       1.36
                                                                         ============   ============   ============
Diluted earnings per average common share*..........................     $       1.53   $       1.43   $       1.35
                                                                         ============   ============   ============


*Amounts restated to reflect two-for-one stock split payable February 20, 1998, to shareholders of record at the close of business on January 30, 1998.

The accompanying notes to condensed financial statements are an integral part of this statement.

                                                                    EXHIBIT 99.2

                   NIPSCO INDUSTRIES, INC. AND SUBSIDIARIES
                                  SCHEDULE I
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENT OF CASH FLOWS

                                                                               Year Ended December 31,
                                                                    --------------------------------------------
                                                                      1997              1996             1995
                                                                    ---------         ---------       ----------
                                                                               (Dollars in Thousands)
Net cash provided by operating activities........................   $ 147,712          $ 183,867       $  184,300
                                                                    ---------         ---------       ----------
Cash flows provided by (used in) investing activities:
Acquisition of IWC Resources, net of cash acquired                   (288,932)               --               --
Acquisition of minority interest.................................      (5,641)               --               --
Capital expenditures.............................................      (5,000)              (22)            (100)
Sale of property.................................................          (5)               83              935
                                                                    ---------         ---------       ----------
          Net cash provided by (used in) investing activities....    (299,578)               61              835
                                                                    ---------         ---------       ----------
Cash flows provided by (used in) financing activities:
     Issuance of common shares...................................     218,566             5,716            7,389
     Increase in notes payable to subsidiaries...................     205,396           133,298           41,211
     Increase (decrease) in note receivable from subsidiaries....     (21,709)          (82,740)         (58,479)
     Redemption of cumulative preferred shares with mandatory
       redemption provisions.....................................          --           (35,000)              --
     Cash dividends paid on common shares........................    (111,593)         (103,190)         (99,043)
     Cash dividends paid on preferred shares.....................          --              (766)          (3,063)
     Acquisition of treasury shares..............................    (133,077)         (105,498)         (69,183)
                                                                    ---------         ---------       ----------
          Net cash provided by (used in) financing activities....     157,583          (188,180)        (181,168)
                                                                    ---------         ---------       ----------
Net increase (decrease) in cash and cash equivalents.............       5,717            (4,252)           3,967
Cash and cash equivalents at beginning of year...................         455             4,707              740
                                                                    ---------         ---------       ----------
Cash and cash equivalents at end of year.........................   $   6,172         $     455       $    4,707
                                                                    =========         =========       ==========


The accompanying notes to condensed financial statements are an integral part of this statement.

                                                                    EXHIBIT 99.2

                   NIPSCO INDUSTRIES, INC. AND SUBSIDIARIES

                                  SCHEDULE I

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Dividends from Subsidiaries

     Cash dividends paid to NIPSCO Industries, Inc. (Industries) by its consolidated subsidiaries were (in thousands of dollars): $188,175, $184,750 and $183,475 in 1997, 1996, and 1995, respectively.

2. Support Agreement

     The obligations of NIPSCO Capital Markets, Inc. (Capital Markets) are subject to a Support Agreement between Industries and Capital Markets, under which Industries has committed to make payments of interest and principal on Capital Markets' securities in the event of a failure to pay by Capital Markets. Restrictions in the Support Agreement prohibit recourse on the part of Capital Markets' investors against the stock and assets of Northern Indiana Public Service Company (Northern Indiana) which are owned by Industries. Under the terms of the Support Agreement, in addition to the cash flow of cash dividends paid to Industries by any of its consolidated subsidiaries, the assets of Industries, other than the stock and assets of Northern Indiana, are available as recourse to holders of Capital Markets' securities. The carrying value of the assets of Industries, other than the stock and assets of Northern Indiana, reflected in the consolidated financial statements of Industries, was approximately $1.3 billion at December 31, 1997.

3. Contingencies

     Industries and its subsidiaries are parties to various pending proceedings, including suits and claims against them for personal injury, death, and property damage. Such proceedings and suits, and the amounts involved, are routine litigation and proceedings for the kinds of businesses conducted by Industries and its subsidiaries.

4.  Changes in Accounting Principles

     At December 31, 1997, Industries adopted Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share." As a result of adopting SFAS No. 128, previously reported earnings per share information has been restated. The effect of this accounting change on previously reported earnings per share data is insignificant.

The net income, preferred dividends and shares used to compute basic and diluted earnings per share is presented in the following table:


                                                                                1997                  1996             1995
---------------------------------------------------------------------------------------------------------------------------
                                                                          (Dollars in thousands, except per share amounts)
Basic
Weighted Average Number of Shares:
  Average Common Shares Outstanding                                      123,849,126           122,381,500      126,562,354
                                                                         ===========           ===========      ===========
Net Income to be Used to Compute Basic Earnings per Share:
  Net Income                                                                $190,849              $176,734         $175,465
  Dividend requirements on Preferred Shares                                       --                   119            3,063
  Balance Available for Common Shareholders                                 $190,849              $176,615         $172,402
                                                                            ========              ========         ========
Basic Earning per Common Share                                              $   1.54              $   1.44         $   1.36
                                                                            ========              ========         ========

Diluted
Weighted Average Number of Shares
  Average Common Shares Outstanding                                      123,849,126           122,381,500      126,562,354
  Dilutive effective for Nonqualified Stock Options                          374,344               323,367          238,286
                                                                             -------               -------          -------
  Weighted Average Shares a                                              124,223,470           122,704,867      126,800,640
                                                                         ===========           ===========      ===========

Net Income to be Used to Compute Diluted Earnings per Share
  Net Income                                                                $190,849              $176,734         $175,465
  Dividend requirements on Preferred Shares                                       --                   119            3,063
  Balance Available for common Shareholders                                 $190,849              $176,615         $172,402
                                                                            ========              ========         ========
Diluted Earnings per Common Share                                           $   1.53              $   1.43         $   1.35
                                                                            ========              ========         ========

5.  STOCK SPLIT
    On December 16, 1997, the Board of Directors authorized a two-for-one split of Industries' common stock. Shareholders will receive one additional common share for each common share held. The stock split will be payable February 20, 1998, to shareholders of record at the close of business on January 30, 1998. All references to number of shares reported for the period including per share amounts and stock option data of Industries' common stock have been restated to reflect the two-for-one stock split. The common share cash dividend to be paid February 20, 1998 is payable on pre-split common shares.

6.  PURCHASE OF IWC RESOURCES CORPORATION
    On March 25, 1997, Industries acquired all the outstanding common stock of IWCR for $290.5 million. Industries financed this transaction with debt of approximately $83.0 million and issuance of approximately 10.6 million Industries' common shares. Industries accounted for the acquisition as a purchase. The purchase price was allocated to the assets and liabilities acquired based on their fair values.

7.  PURCHASE OF BAY STATE GAS COMPANY
    On December 18, 1997, Industries and Bay State Gas Company (Bay State) signed a definitive merger agreement under which Industries will acquire all of the common stock of Bay State in a stock-for-stock transaction valued at $40 per Bay State share. The transaction is valued at approximately $780 million ($540 million equity and $240 million in debt and preferred stock). Bay State shareholders will have the option of taking up to 50 percent of the total purchase price in cash. Consummation of the merger is subject to certain closing conditions, including the approval by the shareholders of Bay State as well as the Securities and Exchange Commission, FERC and state regulatory agencies in Massachusetts, New Hampshire and Maine. The transaction is expected to be completed in late 1998.

    Bay State, one of the largest natural gas utilities in New England, provides natural gas distribution service to more than 300,000 customers in Massachusetts, New Hampshire and Maine. The combined company will be one of the 10 largest natural gas distribution systems in the nation, servicing more than 1 million gas customers. In addition, Industries and Bay State anticipate entering into a joint marketing agreement early in 1998 that will expand the operations of Bay State's non-regulated energy service companies.